UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 3, 2007

Date of Report (Date of earliest event reported)
NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

STATE OF WASHINGTON	000-18307	91-1423516

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

101 STEWART STREET, SUITE 700, SEATTLE, WASHINGTON 98101

(Address of principal executive offices)	(Zip Code)
(206) 621-1351

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On July 3, 2007, Northland Cable Properties Eight Limited Partnership (the “Partnership”) executed a purchase and sale agreement to sell the operating assets and franchise rights of its remaining cable systems serving the communities of Aliceville, Alabama and Swainsboro, Georgia to Green River Media and Communications, LLC, an unaffiliated third party. The transaction is expected to close by the end of March 2008, and is subject to customary closing conditions and the approval of a majority in interest of the Partnership’s limited partners. Closing of this transaction would result in the liquidation of the Partnership.
The terms of the purchase and sale agreement included a sales price of $8,100,000, which may be adjusted based on subscription revenue generated prior to closing, and require that approximately ten percent of the gross proceeds be placed in escrow to secure compliance with representations and warranties, to be released to the Partnership eighteen months from the closing of the transaction. Net proceeds to be received upon closing will be used to pay all remaining liabilities of the Partnership, including transaction costs and amounts outstanding under the Partnership’s Term Loan Agreement (with a balance of $2,153,768 as of March 31, 2007) and to make liquidating distributions to the limited partners. Limited partners will receive a final distribution eighteen months from the closing date when the escrow proceeds are released.
Some of the statements in this filing are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as ‘aims, anticipates, believes, estimates, expects, hopes, intends, plans, predicts, projects or targets’ or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this filing include, without limitation, the statements regarding the estimated proceeds of the sale. There are many risks and uncertainties that could cause actual results to differ materially from those predicted in our forward-looking statements. Without limitation, these factors include the following: if conditions to closing the transactions are not satisfied, the transactions may not be consummated or may be consummated on terms (including the purchase price) that are different from the terms currently agreed to by the parties, and management’s current estimates of holdback amounts and related transaction costs may be materially different from the actual amounts determined at closing.

Item 9.01.	Financial Statements and Exhibits

None

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northland Cable Properties Eight Limited Partnership

By: Northland Communications Corporation (General Partner)

Dated: July 9, 2007	By:	/s/ GARY S. JONES
		Name:	Gary S. Jones
		Title:	President

Dated: July 9, 2007	By:	/s/ RICHARD I. CLARK
		Name:	Richard I. Clark
		Title:	Executive Vice President, Treasurer and Assistant Secretary